Exhibit 99.1

ENTERPRISE ACQUISITION CORP. AND ARMOUR RESIDENTIAL REIT, INC.  ANNOUNCE CLOSING OF MERGER TRANSACTION

BOCA RATON, Florida, November 6, 2009 – Enterprise Acquisition Corp. ("Enterprise") (NYSE Amex: EST; EST.U; EST.WS) and ARMOUR Residential REIT, Inc. ("ARMOUR") today announced the completion of their merger transaction.  ARMOUR will immediately begin conducting business as a REIT, primarily investing in hybrid adjustable-rate, adjustable-rate and fixed-rate residential mortgage-backed securities issued or guaranteed by a U.S. Government-chartered entity.

"We are excited to announce the completion of this transaction," said Scott J. Ulm, Co-Chief Executive Officer, Chief Investment Officer, Head of Risk Management and Vice Chairman of ARMOUR. "On behalf of the stockholders of ARMOUR, we look forward to pursuing opportunities in the residential mortgage-backed securities markets."

ARMOUR projects a $9.25 book value for each of the approximately 2,304,054 shares of common stock outstanding as of the close of the merger. ARMOUR is externally managed by ARMOUR Residential Management LLC ("ARRM").  ARRM’s annual management fee will be 1% of initial gross equity until gross equity raised exceeds $50 million; when the fee will revert to the schedule in ARRM’s Management Agreement.

ARRM provides the day-to-day management of ARMOUR’s operations and will perform services and activities relating to ARMOUR’s assets and operations. Mr. Ulm and Jeffrey J. Zimmer, the Co-Chief Executive Officers of ARMOUR, are also principals of ARRM.  Mr. Ulm has 23 years of structured finance and debt capital markets experience, including mortgage backed securities, and Mr. Zimmer has worked in the mortgage securities market for 25 years.

Ladenburg Thalmann acted as the primary financial advisor to Enterprise. Enterprise's counsel in the transaction was Akerman Senterfitt and ARMOUR's counsel was Cahill Wink LLP.

ARMOUR Residential REIT, Inc.

ARMOUR is Maryland corporation focused on investing in residential mortgage-backed securities.  ARMOUR is externally managed and advised by ARRM.  ARMOUR intends to elect and qualify to be taxed as a real estate investment trust ("REIT") for U.S. federal income tax purposes, commencing with ARMOUR's taxable year ending December 31, 2009.

Enterprise Acquisition Corp.

Enterprise (www.enterpriseacq.com) was a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with one or more operating businesses.  Upon completion of the transactions described above, Enterprise became a wholly-owned subsidiary of ARMOUR.

Safe Harbor

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events.  Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements.  These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results.

Additional information concerning these and other risk factors is contained in Enterprise's and ARMOUR's most recent filings with the Securities and Exchange Commission ("SEC").  All subsequent written and oral forward-looking statements concerning Enterprise and ARMOUR, the merger, the related transactions or other matters attributable to Enterprise and ARMOUR or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.  Enterprise and ARMOUR caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made.  Enterprise and ARMOUR do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

Additional Information and Where to Find It

Investors, security holders and other interested persons may find additional information regarding the companies at the SEC's Internet site at http://www.sec.gov/ or by directing requests to: ARMOUR Residential REIT, Inc., 3005 Hammock Way, Vero Beach, Florida 32963 Attention: Investor Relations.

Investor Contact:

Jeffrey Zimmer

Co-Chief Executive Officer, President and Vice Chairman

ARMOUR Residential REIT, Inc.

(772) 388 9498